UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2014

StoneMor Partners L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-32270	80-0103159
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 Veterans Highway, Suite B, Levittown, PA 19056

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (215) 826-2800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 26, 2014, the Board of Directors (the “Board”) of StoneMor GP LLC (“StoneMor GP”), the general partner of StoneMor Partners L.P. (the “Partnership”), elected Leo J. Pound and Jonathan A. Contos to serve as directors of StoneMor GP.

Mr. Pound has been a Principal of Pound Consulting Inc., which provides management consulting services to both public and private enterprises, since July 2000. From February 1999 to July 2000, Mr. Pound was Chief Financial Officer of Marble Crafters, a stone importer and fabricator. From October 1995 to February 1999, he was Chief Financial Officer of Jos. H. Stomel & Sons, a wholesale distributor. Since 2013, Mr. Pound has served as the Chairman of the Audit Committee of Alliance Holdings, a private equity firm. Since 2012, Mr. Pound has been a director at Turner Long/Short Equity Offshore, an investment partnership managed by Turner Investments, Inc. He also serves as the Chairman of the Audit Committee and as a member of the Compensation Committee and Nominating Committee of Nixon Uniform Service & Medical Wear, a textile rental company. Mr. Pound previously served on the Board of Directors of NCO Group, Inc., an international provider of business process outsourcing services, from 2000 until 2011. Mr. Pound chaired the Audit Committee and was a member of the Nominating and Corporate Governance Committee of the Board of Directors of NCO Group, Inc. Mr. Pound is a Certified Public Accountant and a member of the American and Pennsylvania Institutes of Certified Public Accountants. Mr. Pound received a degree in Business Administration from LaSalle University where he majored in Accounting.

Mr. Contos has held a variety of positions at private equity and investment banking firms. He has been Vice President of American Infrastructure Funds, L.L.C., an investment adviser registered with the SEC, since 2013 where he started as Senior Associate in 2012. Prior to joining American Infrastructure Funds, L.L.C., Mr. Contos was an Associate in the North American Buyouts Group of TPG Capital, a private investment firm, from 2008 to 2010 and an Investment Banking Analyst in the Corporate Finance Group at Morgan Stanley from 2006 to 2008. Mr. Contos has served as a member of the Audit Committee of the Board of Directors of Landmark Dividend Holdings LLC, a national acquirer of real property interests underlying various infrastructure asset classes, since 2012. Mr. Contos has also been a director of StoneMor GP Holdings LLC, the sole member of StoneMor GP, since May 2014. Mr. Contos received an A.B. in Economics from Harvard College and an M.B.A. from the Stanford Graduate School of Business.

In connection with his election as a director of StoneMor GP, Mr. Pound is entitled to receive standard director compensation available to other directors of StoneMor GP. Standard director compensation that Mr. Contos would otherwise be entitled to in connection with his election as a director of StoneMor GP will be allocated to American Cemeteries Infrastructure Investors, LLC.

The Board committee assignments for the new directors have not been determined at the time of this filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STONEMOR PARTNERS L.P.

By:	StoneMor GP LLC
its general partner

By:	/s/ Timothy K. Yost
Name:	Timothy K. Yost
Title:	Chief Financial Officer

Date: September 2, 2014